CUSIP No. 24802 N 10 9	Page 13 of 14

Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of Demand Media, Inc.

EXECUTED this 13 day of February, 2013

W CAPITAL PARTNERS II, L.P.

By:	WCP GP II, L.P.
its General Partner

	By:	WCP GP II, LLC
its General Partner

		By:	/s/ David Wachter
David Wachter
Managing Member

WCP GP II, L.P.

By:	WCP GP II, LLC
its General Partner

	By:	/s/ David Wachter
David Wachter
Managing Member

W CAPITAL PARTNERS ORCHID, L.P.

By:	WCP GP II, LLC
its General Partner

	By:	/s/ David Wachter
David Wachter
Managing Member

WCP GP II, LLC

By:	/s/ David Wachter
David Wachter
Managing Member

/s/ Robert Migliorino
Robert Migliorino

CUSIP No. 24802 N 10 9	Page 14 of 14

/s/ David Wachter
David Wachter

/s/ Stephen Wertheimer
Stephen Wertheimer